Exhibit 99.1

This transcript was transcribed and prepared by an independent reporting agency.

Moderator: I'd like to start off the program, thanking you all for joining us today Roth Capital []. This is the Healthcare room, so we will be featuring 19 pharmaceutical/pharmacy chain operators/biotech/med device out of this room today, we've got some great companies. Our first presenter, we're very happy to introduce, it happens to be DrugMax, it's our most recent initiation of coverage. Here to tell you the story is Ed Mercadante. This is a company that operates a chain of specialized pharmacies. They are acquiring, in fact if you haven't seen the press release they bought three stores today, they bought another store two weeks ago, so they're well on their way to a very substantial growth picture for '06. Once again we're very honored to present DrugMax and Ed Mercadante, their CEO.

Edgardo Mercadante: Thanks Mark, thanks. Can everybody hear me okay, I've got a little bit of a Northeastern cold here and I'm self-medicating. I'm Ed Mercadante, I'm a pharmacist, I founded the company that eventually reverse merged into DrugMax. I'll give you a little background on myself quickly. I've built a number of different platforms in the pharmacy area, first in the skilled nursing facility area then a PBM that I built and sold in the mid-90s, and this is my third fairly significant entrepreneurial venture.

What DrugMax is all about is operating pharmacies that are in near proximity to doctors and medical offices, and closest to the sickest people who get the most drugs, which are largely seniors, people that are elderly and people that use a lot of drugs which are chronically ill patients. To give you a little understanding of the company, today I'm going to go through our gender -- what we call our new DrugMax which is one model on one vision, and that's important and I'll define that in a second. I'll talk a little bit about our growth drivers and our profit drivers and our pathway to profitability. Start out with the model and the vision, what we are all about is building pharmacies at the point of care.

We hope to -- let me just turn this back, we hope to become the U.S.'s largest operator of clinic-based pharmacies in the United States. Clinic-based means that these pharmacies are located largely in medical office buildings and in hospitals, and this slide will depict essentially what our business model is all about. We've got essentially three channels to our operation. The left side, what you see is the [Sally Meds] clinic, and they're all apothecary pharmacies, which are the bread-and-butter of our business. We have 83 of those locations, they're located in some of the most prestigious medical centers and hospitals in the United States, largely up-and-down the Eastern Seacoast. And we have a very, very robust opportunity to grow that and we'll talk about that in a second. Second is a recent initiative, whereby we understood that large employers are trying to control drug spend, and as they look to control drug spend and provide more convenience for their patients, because we're clinic and apothecary-oriented pharmacy operations, we started to open these pharmacies in major employers. Very very exciting, we just opened a pharmacy with Scotts Miracle-Gro out in [Mary'sville] Ohio, we're really excited about the opportunity here. And then third channel of operation integrates to our other, which we call Valley Medical Supply, and Valley Medical Supply sells specialty drugs, largely biotech, generic and brand and some medical specialty products directly to physicians, and some of the channel is how they get it is through a mail-order channel, and some is directly through our pharmacies, and I'll define that. But essentially, we're a niche operator. We're not trying to be all things to all people, we're not a typical drugstore like a Walgreens or a [CVS] who sells everything under the sun. They've got a great business model. We really focus on the sickest type of individuals, the people who are chronically ill, and typically those patients that need medicine at the point of care, that go back to the doctor very, very frequent. It's not uncommon for our patients to go back to their doctor twice a month, 24 times the year, even 30 times a year. They're high-value patients because they take a lot of meds. So what we focus on is the oral and specialty pharmaceuticals, and then we sell to them also home care and medical-related products, because essentially that's one of the areas that we think adds to our value. And our target customers, the chronically ill patient that is acute access.

The second target customer is large employers groups with retiree populations, and the third are physicians and clinics that refer those patients to us. So our nucleus of our operation is really focused on chronically-ill patients, large employers that typically have very big drug spends, and then the physicians who refer those patients to us. And our location is what sets us apart and provides us a value proposition unlike anyone else in the country of being at the point of care.

This is some metrics about how we compare to the drug chain industry and kind of the retail drug industry. As you can see, the top line, our pharmacy sales on a per-unit basis at 2.9 million, it's pretty good compared to everybody else in the chain. We're catching up to the big drug chains on that side, but you can see what we focus on which are pharmacy sales. That is pharmaceuticals. 95% of all what we sell are pharmaceuticals. We do it in a very compact setting, 1,800 square feet, and what we do is really focus on those products that can afford us and make more gross margin than say others do, and this is a typical pharmacy operation for us, where we do 56.5% generic utilization, and our average prescription price is $59.87.

Now today, I'm sure you all know about what's on the Medicare world, of you've read Medicare D has been launched in January, and all these patients are presenting to pharmacies and especially those 40 million that weren't covered, or what was called the dual eligible, those people who fell below a certain level of income and were covered by Medicaid or other type of state assistance programs. Those people are the perfect type of patient for me. They require a lot of maintenance meds, they require a lot of acute meds, and they back to the doctor very, very frequently. And we're fortunate and we think that that Medicare D program will also help fuel our expansion.

This breaks up our revenue a little bit by therapeutic category, it gives you an understanding of the type of meds that we dispense and deliver to the patients. We really focus on a bunch of core areas, but we're not one of those operations that will so we're only to do HIV patients, or we're only going to do MS patients, or we're only going to do a certain specialty. We believe that a co-morbidity situation -- with most patients were sick. If you have a person who has cancer, they usually have other disease problems. And we try to treat the whole patient. Therefore, you'll see us spread our revenue amongst a bunch of different drugs. Many of these drugs are specialty injectable, inhaled drugs, many are oral drugs. The pain and oncology business is growing. It's probably the fastest growth area for us. Cancer is not going away anytime soon, and there are more and more drugs coming onto the market all the time.

The utilization based on age, you can see the pie chart here. The vast majority over 50% of our business or 60% of our business, is essentially over the age of 50, the baby boomers that are now getting old like me. I got -- but we require more medications and we want to live longer and oftentimes we're getting treated with many of the biotech drugs that have revolutionized the practice of medicine. We worked very closely with the physicians to understand what kind of physicians are treating what kind of ailments so that we can locate and co-locate our pharmacies in those locations.

A little bit of metrics about our generic usage. Generic drugs are good for this country, they're good for managed care, they're good for the payer, for the actual individual patient and they're good for us. As you can see, the gross margin associated with generics at 53% versus the branded gross margin of $12; we actually make about $2 to $3 more on a generic product, and that's across almost all payer groups. Hopefully the federal government won't enact anything to change that. Pharma puts a ton of pressure on the federal government to get a more advantageous position there.

Let's talk a little bit about our growth drivers. Mark mentioned that this morning we announced signing a letter of intent to acquire three pharmacies with revenue of $30 million, but before we talk about growth by acquisition, I'd like to talk a little bit about growing our incremental sales volume in each location. How we do this is by selling more bundled pharmacy products to those sick patients. Specialty drugs and home care products. Our whole goal is to raise our transactional value so that the patient that comes in, typically our patient doesn't come in for one prescription. They come in with three or four or five prescriptions, and they get other products with that. They might get products to help them in pain management, or products to help them in disease, in diabetes management. So we try to bundle the transactional value. It's not uncommon for one of our patients to be a 3 to 4 to $500 transactional value patient each time they come into our pharmacies.

Most of what we do is billed to a third-party agency, whether it be a private payer or a state or a federal program now. So our whole goal for growing organically, the per-unit volume is selling more products of those specialty and pharmaceutical-focused products to those same patients that come to our pharmacies.

Today, we have approximately 400,000 patients that are enrolled at our pharmacies and we consider them patients. Last year, 329,000 of those patients were active in our pharmacies. So we feel very good and we're growing that percentage as we grow our pharmacies, and we mine more activity out of the doctor's offices.

In addition to growing our pharmacy revenue, we are also selling drug products to doctors. We think that this is a very important add-on piece for us. We do that through a central direct-mail distribution center, but the foundation of this business is the relationship that our pharmacists have with their physician. So when a physician needs an oncology product or when a physician needs a product to treat pain or a respiratory ailment, we hope to be a one-stop shopping place for that physician. It's a significant piece of our business this year, I put out a press release that last year we did approximately [$105] million in this business, and we hope to grow this to over 20 million this year. We think it's going to be a very strong piece of our business.

One of the other things that we are focused on is how can we bring patients to our pharmacies that are on a medical campus? When some of these medical campuses are very sprawling, and they might have two or three medical buildings, it doesn't make sense for us economically to operate three or four pharmacies on that campus. Sometimes it does, in the case of Orlando Regional Medical Center we have two pharmacies there, one that specializes in oncology and one that specializes in largely pediatric. It's a huge medical campus. But one of the ways we are doing it is through the adoption of a kiosk that essentially goes into a doctor's officer or into the waiting room of a large medical center and allows the patient to actually transmit their prescription to us from another building, and it transmits directly into our central call center, who reroutes it directly into our pharmacy, so that the patient who leaves their doctors office with a script in their hands can have it prepared and ready when they come over to our pharmacy. We can also provide mail-order delivery systems and we can also deliver because we deliver in most of our pharmacies.

This in addition helps us reduce our cost of getting our pharmacies more efficient by working more closely with the patient. We also do one more thing, we add value by communicating to the doctor. One slide I had to delete because I wasn't sure if I'd have enough time, but in many, many of our locations we have electronically hooked up, through an intermediary called [SureScripts] to electronically communicate prescription information directly to the doctor, sometimes directly into their EMR, their electronic medical record. In the case of one pharmacy we go right into their electronic medical record and we update that record when the patient gets the prescription filled or has a side effect or there is something that changes in the therapeutic regimen. This few years ago was thought to be kind of Star Wars type of technology, now it's here. Why it's important? Because most of you who go to a pharmacy today, you go to a retail pharmacy and the only time that pharmacist talks to your doctor is retrospectively, that means after the fact, something's happened. The drug hasn't gone through on your plan, the dosage needs to be changed, something happens. We really want to work on an interactive prospective or concurrent view with the doctor. We want to incorporate ourselves in the therapeutic regimen. And if we do that, not only will it help us propel our growth, but it will also help us propel our profitability.

Talk a little bit about the [worksite pharmacy initiative]. We opened a pharmacy in early 2005 in a large employer in Connecticut called the [Mohegan Sun], a large casino, one of the largest in the world. And we found out that we can help employers control costs. As I said in December of '05, we opened another pharmacy at Scott's Lawn Care, Scott's had made an incredible -- essentially built a whole health-care center for their employees, where they provide physical fitness, they have primary care services. Many, many employers including the big auto manufacturers are faced with this dilemma of how do you control drug spend? How do you control overall health-care costs? We think by embedding ourselves into the logic and the framework of their entire benefit, we can work very closely with those employers to control drug spend and achieve better therapeutic outcomes. We recently announced a partnership with a PVM called Clarity so that we can embed ourselves even further with employers and we hope to open six more of these units this year. One might say that well, you could grow this at a much faster clip. The issue is that you have large Fortune 500 companies that have to make up their minds to kind of transcend the traditional and do something different.

How else do we grow our pharmacies? There's an abundance of opportunities to grow our pharmacies through acquisition and organic de novo growth. Today, the market is very fragmented. There's 1000 location opportunities of existing pharmacies in the United States, evidenced by some of the stuff we just announced, and then there's an abundance of opportunities for opening our type of pharmacies inside of clinics and acquiring those models that fit for us. This is a little bit of a snapshot of what it costs us to open a pharmacy on three levels. A startup pharmacy costs us 300 to $500,000. We burn about $100,000 during that 14 to 18-month period of time until we make break even. In an acquired pharmacy, we're paying four to five times EBITDA, that's a pretty -- you can hang your hat on that number. That's a pretty solid number, and the EBITDA contribution in the first 12 months of that operation is usually on average about $230,000.

The investment to open a worksite pharmacy is about $350,000, very similar to a start-up, but the burn is considerably less because the break-even is very, very quick. Four to seven months to break even in those operations, so we're pretty excited about the worksite initiative for that vantage point.

This is a snapshot of what our acquisition target unit is. We'd like to acquire pharmacies that are doing at least $3.5 million. In our business 22% gross margin is very healthy. To have operating expenses, OpEx expenses of about 14.5 and EBITDA of about 7.5 and be at a 2,000 square foot or thereabouts. We just announced about three weeks ago acquiring Central Florida Oncology Pharmacy. We were fortunate, we bought this from a pharmacists and partnered with a hospital system, and that location is $6.7 million, 19% gross margin, and has 8.6% EBITDA. And it's 1200 square feet. So as you bring down the size of the box, you locate it on a very, very robust campus like this, it grows your ability to make more profit in that location.

Let's talk a little bit about profit drivers. We think the key to achieving profitability in our business is to enhance the gross margin of our business. Pharmacy has been under siege for almost 20 years. The guys who make the money are the pharma guys, the manufacturers. The middle guys, the guys who dispense the drugs to patients have been under pressure for years and years. We went through gross margin humps in this business. In the early '90s, the gross margin in this business was in the mid-30s and then went down to the mid-20s. And then it gradually eroded to the low 20s. And that's essentially where we are right now. But what we think we can do because these are very sick patients and they need a lot of stuff, we think we can bundle the products together. So that when a patient comes in to one of our pharmacies, our clinic people and our ancillary help in the pharmacy are trained to essentially co-suggest or co-provide other products that they may need. It could be with a cardiovascular patient that has clotting, or embolytic disorder of some sort, [gelled] stockings that help prevent embolisms or cardiovascular problems in the legs. It could be with a respiratory patient that's on a respiratory med and has chronic obstructive pulmonary disease, they may need nebulizers, so we sell nebulizers to those patients. Now why that's important? Because all those type of items are 40+% gross margin. So as you can see, as we bundle our specialty pharmaceutical mix and our pharmaceutical mix which is in the low 20s, with higher gross margin products that these patients would take, we essentially would increase our transactional value on a gross margin basis.

In addition, we really are focused on generic drugs. We have a number of clinical programs that outreach to the patient so that we can proactively change a patient from a branded drug to a generic drug. And this has been very valuable for us in increasing our overall gross margin. It affects the top line because as I showed you in that earlier slide, essentially you've got almost a 1-to-5 ratio in terms of how much a branded drug is over $100 and a generic drug is only in the 20s. But from a gross value point of view, you're making about somewhere between 13 and $15 on a prescription that you fill for generic drugs, and the patient appreciates it because their co-pay drops, the payer appreciates it. The only guys that don't like it is Big Pharma, but essentially they understand that there are going to be so many products that are going to lose patent and that companies like ours are going to innovate and push patients and doctors into the use of generics.

One area that we're really focused on in 2006 is the compound and infusion medication market. We think this is particularly achievable for us because of the location we have. Infused drugs are large molecule drugs. I saw Mark has the presentation -- there's many, many pharmaceutical companies here over the next two days, and a lot of them are going to talk about what's called large molecule drugs, and administering those large molecule drugs are usually coming in the form of injections, whether it's an infused or an injectable product, it comes in some form. It needs reconstitution and compounding, it needs aseptic technique, and it needs to be delivered to the patient in a very efficient format. This is an increasing part of our business. We think it's a part that will grow gross margin tremendously, because the gross margin associated with infused products is over 40%. And so we think that will help build our overall gross margin.

Obviously a key to our business is maintaining the size and square footage. By controlling that size and square footage, being very compact, not spending an enormous amount of money at getting the customer, we can grow our business by essentially keeping the OpEx cost down, and that's really one of the key focuses to get to profitability over the course of this year.

Location and proximity to the physician, the key for us, I can't stress it enough. This is a slide that depicts us here in our home state in Connecticut, where we partnered with the University of Connecticut and we're in all their locations and we think that that's very achievable.

So in summary, what is the new DrugMax? The new DrugMax is a company that's a niche specialty pharmacy operator that operates in hospital and medical locations, it operates in worksite locations and it provides specialty drug products to largely elderly patients that are chronically ill with acute needs and their physicians. What's our growth drivers? Well, our growth drivers are really the products that we bundle and sell to those patients, and the site expansion which we think is very exciting. This morning we put a press release out as I said, where we are acquiring three pharmacies in Louisiana. Those three pharmacies in Louisiana do on a combined basis approximately $30 million in top line, fit our model perfectly, close adjacency to hospitals, high infusion business, high specialty business, work with us. It goes after that fragmented marketplace. Two weeks ago we announced this pharmacy in Florida, so we're pretty excited about our opportunities for growth.

And finally, we're going to focus on -- our profit drivers are going to be high gross margin products and operational efficiencies. So we are very excited about what our future can bring, we are a company that's gone through transition. We bought the company DrugMax approximately a year ago. The company I founded was a privately-held company, and the company I founded is essentially the business model we have now under DrugMax. We shed an old distribution business that was a very low-gross margin business in last year's numbers. So when you look at last year's numbers, there's a lot of noise in there heir because we had in $85+ million business. Is that my cue? So I'd like to open up the floor to questions.

Audience Member: []

Edgardo Mercadante: What we really believe is -- we have to do some traditional marketing. We do a lot of direct marketing to the physician, and we do a lot of direct marketing to those patients that go to the physician. Oftentimes, the physician shares with us the information under a HIPPA restricted guideline, so it's confidential, so we can direct market and go after them. But our -- the chief way we bring customers in is through that physician, that locale that we're close to. We don't have to do the broad marketing that some other companies do. We only spend less than 1% on marketing. Hey, how are you doing, Fred?

Audience Member: []

Edgardo Mercadante: Two parts to that. We think that we're well on our way, if you take the top line from the two announced acquisitions, it's a bout 36 or $37 million. I think that we think that we can get somewhere over $50 million in top line acquisition opportunity, and we think that we will require some additional equity financing along the way to help us along the way. We have a very, a good credit line with Wells Fargo Retail Finance, but we think that we're in a position to develop the capital to make these acquisitions.

Audience Member: []

Edgardo Mercadante: I think it's scale. I mean the nice -- scale is really where we have to go. We have to develop more units. I mean with 80 some units we're not close to being at scale in terms of where we are.

Audience Member: []

Edgardo Mercadante: Right.

Audience Member: []

Edgardo Mercadante: Exactly. So we're not adding much in terms of incremental overhead, when we bring in or open a new unit, so it's really leveraging the size. I mean our home base right now is equipped to run about 250 locations. We think that it's a step up, so we're at like 80 some locations, so we think that we can really grow. Once we get to scale. I mean when you look at a Walgreens with 5,000 plus locations over a 100-year period of time that they've developed, they've got that scale, that infrastructure to go. We think we've built out the infrastructure. Now we have to acquire and open units organically.

Audience Member: []

Edgardo Mercadante: This year, we are going to buy most of our pharmacies and all the organic pharmacies, or not all, but most of them will be worksite locations. So...

Audience Member: []

Edgardo Mercadante: Largely because we want to essentially get the profitability day one, and there is a fragmented marketplace out there and we think that we're at the right place at the right time to take advantage of that. We're afraid that if we waited on that, we're not going to have enough going into next year or the year beyond to do that, so we're really focused on that. So we're trying to do a balancing act. Those worksite pharmacies we open, they're going to burn for 4 to 7 months, and when you acquire a unit you're almost acquiring the profitability, and many of the units on hospital platforms are really for sale now, because a lot of them are run by independent drugstore operators who might be in their mid 60's or older. This gentlemen who we're buying the pharmacies from in Louisiana is retiring, a great operation. That's -- sometimes it's a function of opportunity.

Moderator: That's it, we've got to move on.

Edgardo Mercadante: Thank you very much. Invest in the stock.